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                                                                    EXHIBIT 10.1
                                                                    ------------
                                Supplement to #1
                                       to
                                    SUBLEASE
                           Dated:  September 26, 1996
                                  ("SUBLEASE")
                                 By and Between

                       FTP Software, Inc. ("SUBLANDLORD")
                                      and
                  CMG Information Services, Inc. ("SUBTENANT")

This Supplement #1, hereby amends and supplements the SUBLEASE. Except as specifically stated herein, the remaining terms and conditions of the SUBLEASE shall continue to have full force and effect.

PREMISES: In addition to the definition of Premises as described in the SUBLEASE, and subject to the Landlord's consent, the Premises are hereby expanded to include approximately 19,436 additional sq. ft. on the 1st Floor of Brickstone Square, Andover, MA as seen on CSS Architects drawing dated, 1-8-97, attached as Exhibit A "1/st/ Floor Plan West Pages 1 and 2, (the "Additional Space").

TERM: The sublease Term for the Additional Space shall commence upon the execution, by both parties, of this Supplement #1 and shall thereafter by coterminous with the SUBLEASE.

RENT TERM FOR ADDITIONAL SPACE: The Rent Term for the Additional Space shall commence on ("Rent Commencement Date") thirty (30) days after the date that both the Landlord consent to this Supplement #1 has been received, and the SUBLANDLORD completes its obligation under this Supplement #1.

RENT: The additional rent ("Additional Rent") for the Additional Space which shall be paid in accordance with terms of the SUBLEASE shall be:

From Rent Commencement Date
through September 30, 1999            $26,724.50 per month

October 1, 1999 through
July 31, 2002                         $28,020.23 per month

SECURITY DEPOSIT: The Security Deposit for the Additional Space shall be $53,449.00

PARKING: In addition to the parking spaces provided for in the SUBLEASE, SUBTENANT shall have the use of parking spots A74, A80-A90 and B34-B41 as shown on Exhibit B.

CONDITION: SUBTENANT, subject to the following, agrees to accept the Additional Space in an "AS IS" condition. SUBLESSOR makes no warranty with regard to any building laws, codes or regulations.

SUBLANDLORD, at its expense shall build a demising wall and all necessary common area corridors and doors. In addition, if allowed by local building codes and regulations, SUBLANDLORD shall add glass panels to the two walls behind the reception area. SUBLANDLORD shall deliver the Additional Space with mechanical, HVAC, lighting and electrical systems in good working order. SUBLANDLORD shall deliver furnished premises for all offices, workstations, conference rooms and kitchens. A final inventory shall be attached to this Supplement #1. If SUBTENANT cancels the SUBLEASE before the termination date in the SUBLEASE, the furniture/appliances would remain the property of SUBLANDLORD and at SUBLANDLORD's option SUBTENANT would restore any and all construction completed during the sublease term. If SUBTENANT remains until the end of the SUBLEASE term and is not in default under the terms of the SUBLEASE, the furniture/appliances would become the property of SUBTENANT and no construction restoration would be required unless required by the prime lease. Notwithstanding Section 3.04 of the SUBLEASE, and other than for default, SUBTENANT shall have the sole right of Early Termination with regard to the Additional Space, such termination being in accordance with the SUBLEASE; both parties retain the Early Termination rights granted in the SUBLEASE for the remainder of the space that is subject to the SUBLEASE.

BACK-UP GENERATOR: Subject to the LANDLORD's prior written consent, SUBTENANT is hereby granted the right to install a back-up generator at a location to by mutually agreed to by the LANDLORD, SUBLANDLORD and SUBTENANT.

REAL ESTATE AGENT: SUBLANDLORD is exclusively represented by CRF Partners, Inc. of Massachusetts through the Broker, John C. Cissel, SUBTENANT is represented by Lynch Murphy Walsh & Partners. It is agreed that all fees due and payable are to be paid by SUBLANDLORD to CRF Partners, Inc. Upon receipt of said fees, CRF Partners will pay the proportionate fees to Lynch Murphy Walsh & Partners.

EXECUTED as a sealed instrument as of    1-23-97            .
                                      ----------------------



SUBLANDLORD                           SUBTENANT
FTP SOFTWARE, INC.                    CMG INFORMATION SERVICE, INC.

By:  /s/ John J. Warnock, Jr.         By: /s/ Andrew J. Hajducky
   ----------------------------          ----------------------------
Its Duly Authorized Officer           Its Duly Authorized Officer

Name:                                 Name:
      -------------------------             -------------------------

Title:                                Title:    CFO
      -------------------------             -------------------------

Date:                                 Date:    1-23-97
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